UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K12g3
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report: September 21, 2010


                          INFINITY CAPITAL GROUP, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


          MARYLAND                    000-30999                  16-1675285
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)

                 80 BROAD STREET, 5TH FLOOR, NEW YORK, NY 10004
          ------------------------------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (212) 962-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                        SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
--------------------------------------------------------------

On September 10, 2010, Infinity Capital Group, Inc., a Maryland Corporation, ("Infinity") entered into a Plan and Agreement of Reorganization (the "Agreement") with 30DC, Inc., a Delaware corporation, ("30DC") and the Shareholders of 30DC, Inc. ("30DC Shareholders").

In exchange for 100% of the issued and outstanding shares of 30DC, Infinity issued 60,984,000 shares of its restricted common stock. The shareholders of 30DC received 13.2 shares of common stock of Infinity for every one share of 30DC.

Upon closing Messrs. Edward Dale and Clinton Carey were appointed to the Board of Directors. Mr. Dale is the President, Chief Executive Officer and a director of 30DC. In addition, he is the manager of the former majority shareholder of 30DC, Marillion Partnership. Mr. Carey is the Chief Operating Officer and a director of 30DC. Further, Mr. Dale was appointed the Chief Executive Officer of Infinity and Mr. Carey was appointed the Chief Operating Officer of Infinity.

Infinity, as a result of the transaction, became the sole outstanding shareholder of 100% of the outstanding common shares of common stock of 30DC. For purposes of accounting, 30DC, will be considered the accounting acquirer. The business of 30DC is now the primary business of Infinity.

30DC, INC. BUSINESS SUMMARY

30DC was incorporated on October 17, 2008 in the state of Delaware and currently maintains business operations located in Monee Ponds, Victoria, Australia and Cheshire, United Kingdom. Prior to July 15, 2009, 30DC had no active business operations. On July 15, 2009, 30DC acquired the business of the "30 Day Challenge" and "Immediate Edge" from two of 30DC's founding shareholders as part of a plan to consolidate their business operations. 30DC was created to build and manage international web-based sales and marketing companies. 30 Day Challenge and Immediate Edge are 30DC's two business divisions. The 30 Day Challenge is a free online ecommerce training program, year round, with an online education subscription service. In addition, periodic premium live seminars are produced which are intended to target experienced Internet business operators. Immediate Edge is an online education program subscription service offering high-end internet marketing instruction and strategies for experienced online commerce practitioners.

BUSINESS MODEL

30DC's business is driven by expanding its community of members, who have grown from 1,000 members in 2005 to 80,000 members in 2009.

The primary driver of 30DC's community growth is the annual 30 Day Challenge which is offered online for free each July and August. In 2009, the program attracted 80,000 participants. A taped version of the 30 Day Challenge program is offered online for free throughout the rest of the year via videos created during the live event facilitating community growth all year long.

In addition to generating revenue from subscription offerings and live seminars, 30DC has revenue streams which are generated from the community including;

o    developing and selling Internet marketing products and services;

o individual courses on topics on a range of subjects such as valuing web sites;

o    one to one mentoring and private business consulting programs;

o    promoting third party internet marketing products and services.

BUSINESS DIVISIONS

THE 30 DAY CHALLENGE

OVERVIEW

On July 15, 2009, 30DC acquired the net assets making up the 30 Day Challenge from the Marillion Partnership ("Marillion") and Edward Dale, an officer of 30DC. In exchange for the net assets, 30DC issued 2,820,000 shares of common stock to Marillion Partnership which became 30DC's majority shareholder. The net assets include cash, accrued receivables and property and equipment, and outstanding liabilities consisting of accounts payable, accrued expenses and deferred revenues.

The 30 Day Challenge offers a free Internet marketing educational program live via the Internet each July and August and available in a videotaped version year round. The 30 Day Challenge program is an interactive instruction program. The course includes 30 days of instruction and incorporates weekly breaks for participants to put into practice the concepts they learn from the course. Participants are given the framework and guidance to design and develop an Internet business with modules on a range of topics including researching markets (including competition and opportunity), identifying and sustaining niche markets, utilizing social media to build your business and many other subjects pertinent to Internet marketing. There are no prerequisites to taking the course and participants come from around the globe. The 30 Day Challenge has predominately grown through its own viral marketing campaign whereby members of its existing community spread word of the 30 Day Challenge through email and social media, including Twitter, Facebook, FriendFeed and blogs focused on Internet marketing.

The growth in participants has resulted in a targeted community to which the 30 Day Challenge markets products and services such as monthly subscriptions, individual content specific courses, third party products, premium live seminars at a cost of up to $1,000 per participant and one to one mentoring and consulting at a cost of up to $10,000. As a third party affiliate, 30 Day Challenge earns commissions ranging between 20% and 75% on sales of internet marketing products and services in a price range of $47 to $1,997. 30 Day Challenge distributes a free monthly newsletter to the entire community and regularly communicates insights and trends in conjunction with extolling the value of the products and services being marketed. Some of 30 Day Challenge's other offerings, include the 30 Day Challenge +, which is offered as a monthly subscription for approximately $30 per month, Dominiche `Buying and Selling Websites' instruction program ("Dominiche"), the Marillion Project which includes intensive consulting and training and the live seminars which offer premium content and networking opportunities for Internet marketers willing to pay $1,000 for a three-day seminar.

30 DAY CHALLENGE TECHNOLOGY AND INTELLECTUAL PROPERTY

The 30 Day Challenge employs proprietary technologies to support the viral growth of the community and membership numbers and to support sales of proprietary and third party products. Both platforms also include a significant amount of self designed and developed content and software/code solutions for both internal and subscriber use. Much of the 30 Day Challenge free course has been taped and the video content had been distributed to a hosted platform (YouTube) to widen the awareness of the 30 Day Challenge and to increase the potential for search engine optimization (leading to better search engine rankings) and ultimately increased website traffic.

The intellectual property of 30 Day Challenge also includes the 30 Day Challenge community database, containing some 80,000 contacts and the 30 Day Challenge content library. Google had indexed approximately 35,000 pages from the thirtydaychallenge.com domain. Every page of a website has the potential to rank in the search engines for Internet marketing related keywords which brings traffic to the website and ultimately more people subscribing to the email subscriber list. In 2008, 30 Day Challenge entered into a commercial joint venture relationship with wordpressdirect.com and the developers of the Market Samurai Internet marketing software to develop and make available additional services to the 30 Day Challenge community.

COMMUNITY GROWTH

As indicated below, the 30 Day Challenge community has experienced growth over the past five years;

         2005: ~ 1,000 Participants
         2006: ~ 3,500 Participants
         2007: ~15,000 Participants
         2008: ~45,000 Participants
         2009: ~80,000 Participants

Strategies are being implemented and developed to further the growth of the community.

THE IMMEDIATE EDGE

OVERVIEW

On July 15, 2009, 30DC acquired the net assets making up the Immediate Edge from Dan Raine, a founding shareholder of 30DC. In exchange for the net assets, 30DC issued 600,000 shares of common stock. The net assets include cash and an outstanding liability consisting of deferred revenues.

The Immediate Edge provides a subscription-based Internet education program offering high-end Internet marketing instruction and strategies for online commerce practitioners. Such education includes advice on selling digital products and services, how to run membership sites, affiliate management systems, rewards programs and search engine optimization among other services. The Immediate Edge also generates revenue from affiliate marketing of targeted products to its customer base.

BUSINESS MODEL

The Immediate Edge charges subscribers $97 per month for information on topics like social bookmarking, web 2.0, Facebook marketing and Twitter strategies. This can represent value for subscribers because it enables them to avoid paying search engine optimizers fees for their services. Prior to the acquisition of the Immediate Edge operations, Immediate Edge was a customer of the 30 Day Challenge.

IMMEDIATE EDGE TECHNOLOGY AND INTELLECTUAL PROPERTY

The Immediate Edge technology includes Edge Networker, a tool that automatically creates hyperlinks to assist in the promotion of the subscriber's Internet business. Management believes that Internet Networker will be retired and replaced with a comparable social marketing technology within the next 12 months. The Immediate Edge is continually upgrading its product offering. In addition, Dan Raine has created a product called the Edge Blueprint which is a step by step video program for implementing many of the Internet marketing strategies taught within the Immediate Edge. The Immediate Edge intellectual property includes software strategies and systems designed to give subscribers an "immediate edge" in the operation of their online business.

GROWTH OPPORTUNITIES

The 30 Day Challenge affords the Immediate Edge with a platform for reaching new subscribers. The Immediate Edge is promoted to the 30 Day Challenge community as a service for online business operators who have gone beyond the initial stage of learning, wanting to take their business to the next level and wanting to stay on-top of trends and ensure their Internet marketing strategies employ the latest tools and techniques. Immediate Edge also runs $1 for one week trial subscriber promotions a few times a year to attract new subscribers.

THE MARKET

The  worldwide  demand for online  information  and  products has grown with the increasing  availability  of high  speed  internet,  mobile  communications  and general increase of computing across the globe. New online businesses are starting every day and these budding entrepreneurs are potential customers with the more sophisticated and successful online businesses being potential customers for the offerings of the 30 Day Challenge and the Immediate Edge.

COMPETITION

30DC is one of a number of companies that offer training to newcomers as well as experienced sellers in "how to grow a business by more effectively marketing on the Internet." While some general education companies offer courses in Internet marketing, 30DC's primary competition comes from small Internet marking companies focused on building a loyal following of customers. 30DC has built relationships with a number of its competitors whereby they cross promote each other's offerings which sometimes overlap and sometimes cover different aspects of Internet marketing. The Company earns revenue from customers in its database purchasing products and services from third parties, some of whom are competitor Internet marketing companies.


                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
-------------------------------------------------

ISSUANCES OF COMMON STOCK

As a result of the Plan and Agreement of Reorganization with 30DC, Inc. and its shareholders, executed on September 10, 2010, Infinity issued 60,984,000 shares of its restricted common stock to the shareholders of 30DC, Inc., pursuant to exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Regulation D, Rule 506.

As a result of the issuance transaction, 67,531,391 shares of common stock are issued and outstanding as of date hereof.

        SECTION 4 - MATTERS RELATED TO ACCOUNTANTS & FINANCIAL STATEMENTS

ITEM 4.01 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
---------------------------------------------------------

Larry O'Donnell, CPA, PC formerly the independent registered public accountant for Infinity Capital Group, Inc. was dismissed as the Company's independent registered public accountant on September 15, 2010.

On September 15, 2010, the Board of Directors of the Company approved the engagement of new auditors, Marcum LLP of New York, New York to be the Company's independent registered public accountant. During the two years ended December 31, 2009 and 2008 and the subsequent interim period prior to engaging Marcum LLP, the Company did not consult Marcum LLP regarding either: (i) the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements and Marcum LLP did not provide either a written report or oral advice to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

The action to engage new auditors was approved by the Board of Directors. Currently, no audit committee exists. The Board of Directors previously had an audit committee which ceased to exist when two directors resigned effective September 10, 2010. The Company intends on reinstituting an audit committee at a future date.

In connection with the audits of the fiscal years ended December 31, 2009 and 2008 and the the unaudited condensed financial statements for the period from January 1, 2010 through June 30, 2010 and through the date of termination of the accountants, no disagreements exist with the former independent registered public accountant on any matter of accounting principles or practices, financial statement disclosure, internal control assessment, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with their report to the subject of the disagreement(s).

The Independent Auditor Report by Larry O'Donnell, CPA, PC for the fiscal years ended December 31, 2009 and 2008, contained an opinion which included a paragraph discussing uncertainties related to continuation of the Company as a going concern.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 - CHANGES IN CONTROL OF REGISTRANT
--------------------------------------------

As a result of the Plan and Agreement of Reorganization with 30DC, Inc. and its shareholders, executed on September 10, 2010, Infinity issued 60,984,000 shares of its restricted common stock to the shareholders of 30DC. As a result of the issuance of the shares, Infinity has approximately 67,531,391 shares of common stock issued and outstanding.

The Marillion Partnership, the former majority shareholder of 30DC, holds 37,224,000 shares of the common stock of Infinity, approximately 55.12% of the issued and outstanding common stock. The Marillion Partnership is owned and managed by Edward Dale, an officer and director of 30DC and a newly appointed director of Infinity. Therefore, Mr. Dale has indirect beneficial ownership of the 37,224,000 shares held by the Marillion Partnership. Mr. Edward Dale also holds 1,848,000 shares of common stock directly.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
--------------------------------------------------------------------------------

APPOINTMENT OF OFFICERS AND DIRECTORS

On September 10, 2010 as a result of the merger, Mr. Edward Dale and Mr. Clinton Carey were appointed as Directors of the Company. Messrs. Ernest Chu and Conrad Huss, effective September 10, 2010, have resigned as directors of the Company.

Effective, September 10, 2010, Mr. Greg Laborde resigned as the Chief Executive Officer and President of Infinity. Effective September 10, 2010, Mr. Dale was appointed the Chief Executive Officer of the Company and Mr. Carey was appointed the Chief Operating Officer.

EDWARD DALE, DIRECTOR AND CHIEF EXECUTIVE OFFICER

Mr. Dale, age 40, has served as the Chairman of the Board, President and CEO of 30DC, Inc. from 2008 to date. From 2005 to 2008, Mr. Dale developed the 30 Day Challenge business, which he ran for 4 years as part of the Marillion Partnership and was sold to 30DC in July 2009. In 2006, Mr. Dale created and marketed the Dominiche `Buying and Selling websites' program. Mr. Dale is a manager and equity owner of the Marillion Partnership. Mr. Dale was a founding shareholder of 30DC and has served as its President, Chief Executive Officer and a director since October 2008.

CLINTON CAREY, DIRECTOR AND CHIEF OPERATING OFFICER

Mr. Carey, age 40, has served as Chief Operating Officer and Director of 30DC, Inc. from July 2009 to date. Over the past 15 years, Mr. Carey has been involved in startup businesses at both the management and the directorial level. Mr. Carey was a director of Roper River Resources and was involved in the reverse takeover of Roper River Resources by Webjet, in Australia. Following Webjet, Mr. Carey became involved in several technology companies including Banque Technology Systems (UK), MobiData Ltd (Australia) and MDS Group Ltd (UK) for which he helped raise capital and was involved in strategic planning and business development. Mr. Carey holds a degree in Economics from Bond University. Mr. Carey was a founding shareholder of 30DC.

DAN RAINE, EXECUTIVE VICE PRESIDENT OF BUSINESS DEVELOPMENT OF 30DC

Mr. Raine, age 37, has served as Vice President of Business Development of 30 DC, Inc, since July 2009. In 2006, he developed the concept of the Immediate Edge of which he was owner and operator and which launched its subscription service in January 2007. Mr. Raine operated the Immediate Edge from 2007 until its acquisition by 30DC in July 2009 at which time he started his current position with 30DC. Mr. Raine, was a founding shareholder of 30DC.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to officers during the fiscal years ended December 31, 2009, 2008 and 2007 and the period of January 1, 2010 through June 30, 2010. The table sets forth this information for Infinity Capital Group, Inc. and 30DC, including salary, bonus, and certain other compensation to the named executive officers for the past three fiscal years and includes all Officers as of June 30, 2010.


                                             SUMMARY EXECUTIVES COMPENSATION TABLE

                                                                     NON-EQUITY    NON-QUALIFIED
                                                                     INCENTIVE       DEFERRED
                                                  STOCK    OPTION       PLAN       COMPENSATION     ALL OTHER
                               SALARY    BONUS    AWARDS   AWARDS   COMPENSATION     EARNINGS      COMPENSATION     TOTAL
  NAME & POSITION     YEAR      ($)       ($)       ($)     ($)         ($)             ($)            ($)           ($)
-------------------- -------- --------- --------- -------- ------- --------------- -------------- --------------- ----------
Gregory H.           2010         0(6)         0        0       0               0              0               0          0
Laborde, Former      2009     28,383(3)        0        0       0               0              0               0     28,383
President and CEO    2008     44,367(2)        0        0       0               0              0               0     44,367
                     2007     38,177(1)        0        0       0               0              0               0     38,177

Theodore A.          2010         0(6)         0        0       0               0              0               0          0
Greenberg, CFO,      2009     18,000(5)        0        0       0               0              0               0     18,000
Former CIO and       2008     24,000(4)        0        0       0               0              0               0     24,000
Secretary            2007            0         0        0       0               0              0               0          0

Edward Dale, CEO     2010      250,000   500,000        0       0               0              0               0    750,000
30DC (7)(8)

Clinton Carey, COO   2010      200,000         0        0       0               0              0               0    200,000
30DC (7)(9)

Dan Raine, VP Bus.
Development, 30DC
(7)(10)              2010      250,000   230,000        0       0               0              0               0    480,000
-------------------- --------

(1) During the year ended December 31, 2007, GHL Group, Ltd., a company affiliated with Gregory H. Laborde, was paid $38,177. The payment was included in management fee expenses for payment to GHL Group, Ltd. Infinity contracts with GHL Group, Ltd. for consulting services and to which it pays fees. By contract Mr. Laborde was due annual compensation of $90,000 of which he waived $51,823. Mr. Laborde resigned as the President and CEO, effective September 10, 2010.

(2) During the year ended December 31, 2008, GHL Group, Ltd., a company affiliated with Gregory H. Laborde, was paid $44,367. The payment was included in management fee expenses for payment to GHL Group, Ltd. By contract Mr. Laborde was due annual compensation of $90,000 of which he waived $45,633.

(3) During the year ended December 31, 2009, GHL Group, Ltd., a company affiliated with Gregory H. Laborde, was paid $28,383. The payment was included in management fee expenses for payment to GHL Group, Ltd. By contract Mr. Laborde was due annual compensation of $90,000 of which he waived $61,617.

(4) During the year ended December 31, 2008, Theodore A. Greenberg earned salary of $24,000. The compensation was accrued but not actually paid.

(5) During the year ended December 31, 2009, Theodore A. Greenberg earned salary of $18,000. The compensation was accrued but not actually paid and is included in accrued expenses. By contract Mr. Greenberg was due annual compensation of $24,000 of which he waived $6,000.

(6) Mr. Laborde and Mr. Greenberg signed an amendment to their employment contracts with Infinity which states they would receive no further cash compensation until the business operations and liquidity of the Company improved. As such, they have received -0- cash compensation in 2010.

(7) Compensated by 30DC, Inc. for the fiscal year ended June 30, 2010. Prior to fiscal year June 30, 2010 the business of 30DC was operated by 30 Day Challenge and Immediate Edge which were unincorporated entities. Mr. Dale operated 30 Day Challenge from whom he and entities affiliated with him received owner's distributions of $272,787 and $318,138 for the fiscal years ended June 30, 2009 and 2008 respectively. Mr. Raine operated the Immediate Edge from whom he received owner's distributions of $425,402 and $245,066 for the fiscal years ended June 30, 2009 and 2008 respectively.

(8) Mr. Dale was recently appointed the Chief Executive Officer of Infinity and has been the Chief Executive Officer of 30DC. By contract he receives an annual salary of $250,000. 30DC's Board of Directors approved Mr. Dale receiving a bonus based on the net cash flow of the 30 Day Challenge business unit until such point as 30DC completed the Agreement which closed on September 10, 2010. Subsequent to that time, Mr. Dale's compensation will follow the contracted amount.

(9) Mr. Carey was recently appointed the Chief Operating Officer of Infinity and has been the Chief Operating Officer of 30DC. By contract he receives an annual salary of $200,000. His compensation for the fiscal year ended June 30, 2010 was accrued but has not been paid. In addition, Jesselton, Ltd., a consulting firm which Mr.Carey, is associated with entered into a consulting agreement with 30DC and under such consulting agreement is to be paid $250,000 in connection with the closing of the acquisition of 30DC by Infinity.

(10) Mr. Raine and has been and remains the Vice President of Business Development of 30DC. By contract he receives annual consulting fees of $250,000. 30DC's Board of Directors approved Mr. Raine receiving a bonus based on the net cash flow of the Immediate Edge business unit until such point as 30DC completed the Agreement which closed on September 10, 2010. Subsequent to that time, Mr. Raine's compensation will follow the contracted amount.

EMPLOYMENT CONTRACTS:

EDWARD DALE

Contemporaneous with 30DC's acquisition of the 30 Day Challenge on July 15, 2009, 30 DC entered into a three-year Executive Services Agreement with Edward Dale to serve as the Company's Chief Executive Officer providing for among other things, the payment of $250,000 in cash remuneration per year.

CLINTON CAREY

On June 19, 2009, 30DC entered into a three-year Executive Services Agreement with Clinton Carey to serve as the Company's Chief Operating Officer providing for among other things, the payment of $200,000 in cash remuneration per year.

In August, 2008, Marillion Partnership, then owner of 30 Day Challenge, contracted with Jesselton, Ltd. in connection with the acquisition and merger process which resulted in signing of the Agreement with Infinity. Compensation under the consulting agreement wass contingent on completion of the transaction with Infinity. Upon execution of the Agreement with Infinity $250,000 (US) is owed to Jesselton, Ltd., a consulting firm which Mr. Carey is associated with.

DAN RAINE

Contemporaneous with 30DC's acquisition of the 30 Day Challenge on July 15, 2009, 30 DC entered into a three-year Consulting Agreement with Dan Raine to serve as the Company's Vice President of Business Development providing for among other things, the payment of $250,000 in cash remuneration per year.

DESCRIPTION OF 30 DC EMPLOYMENT CONTRACTS

Messrs. Dale and Carey employment agreements and Mr. Raines consultancy agreement are with 30DC, at this time no one has employment agreements with Infinity. The agreements provide for the following terms:

BONUSES: Performance bonuses and milestones for such bonus are to be determined by the Board of Directors of 30DC

SALARY: Annual reviews of compensation are to be performed by the Board of Directors of 30DC. At such review the Board of 30DC shall consider: the responsibilities of the Executive, the performance of the company, the performance of the 30DC, the performance of the Executive, the remuneration available in the workforce outside the 30DC for persons with responsibilities and experience equivalent to those of the Executive and the benefits which have accrued and will accrue under the agreement.

TAKEOVER EVENT: If, a Trade Sale or a Takeover Event occurs and the Executive is required to resign as Officer of the Company and this Agreement is effectively terminated, then in addition to any other entitlements due to the Executive in accordance with the terms of this Agreement, the Executive will be entitled to:

- be paid a lump sum equal to at least the total of all amounts that, if the contract had continued until the end of the term, 30DC would have become liable to pay to the Executive during that period; and

- be issued with that number of shares in 30DC comprising 50% of the cash remuneration.

None of the Executives were required to resign their positions with 30DC as a result of the Agreement so this provision did not apply.

At the time of this filing, none of the new officers of Infinity have entered into services agreements with Infinity.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In August 2008, the Board of Directors approved and created a compensation committee. The committee consisted of the independent directors of Infinity and ceased to exist when two directors resigned effective September 10, 2010. The Company intends on reinstituting a compensation committee at a later date.

                              DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid to the Company's directors during the year ended December 31, 2009 and the period ended June 30, 2010:

                         FEES                                             NON-QUALIFIED
                        EARNED    STOCK      OPTION       NON-EQUITY        DEFERRED
     NAME        YEAR   OR PAID   AWARDS     AWARDS     INCENTIVE PLAN    COMPENSATION       ALL OTHER
                        IN CASH      ($)       ($)     COMPENSATION ($)     EARNINGS        COMPENSATION      TOTAL
                          ($)                                                  ($)              ($)            ($)
--------------- ------- --------- ---------- --------- ----------------- ---------------- ----------------- ----------
Gregory H.        2009     $ -0-      $ -0-     $ -0-             $ -0-            $ -0-          $ 28,383   $ 28,383
Laborde (1)       2010     $ -0-      $ -0-     $ -0-             $ -0-            $ -0-          $    -0-   $    -0-


Theodore A.       2009     $ -0-      $ -0-     $ -0-             $ -0-            $ -0-          $ 18,000   $ 18,000
Greenberg (2)     2010     $ -0-      $ -0-     $ -0-             $ -0-            $ -0-          $    -0-   $    -0-

Pierce            2009     $ -0-      $ -0-     $ -0-             $ -0-            $ -0-          $    -0-   $    -0-
McNally (3)       2010     $ -0-      $ -0-     $ -0-             $ -0-            $ -0-          $    -0-   $    -0-

Conrad R.         2009     $ -0-      $ -0-     $ -0-             $ -0-            $ -0-          $    -0-   $    -0-
Huss (3)          2010     $ -0-      $ -0-     $ -0-             $ -0-            $ -0-          $    -0-   $    -0-

Ernest D. Chu     2009     $ -0-      $ -0-     $ -0-             $ -0-            $ -0-          $    -0-   $    -0-
(3)               2010     $ -0-      $ -0-     $ -0-             $ -0-            $ -0-          $    -0-   $    -0-
-----------------------

(1) During the year ended December 31, 2009, GHL Group, Ltd., a company affiliated with Gregory H. Laborde, was paid $28,383. The payment was included in management fee expenses for payment to GHL Group, Ltd.

(2) During the year ended December 31, 2009, Theodore A. Greenberg earned salary of $18,000 for his services as an officer of the Company. The compensation was accrued but not actually paid.

(3) On August 10, 2010, 109,500 Options of Infinity were reallocated to our disinterested directors, Pierce McNally, Conrad Huss, and Ernest Chu for service to the Corporation under the 2008 Corporate Stock Option Plan. Each of these directors received 36,500 options with an exercise price of $0.50 per share which expire January 5, 2011.

All of the Company's officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

The Company does not pay any Directors fees for meeting attendance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.
--------------------------------------------------------------------------------

The following table sets forth information with respect to the beneficial ownership of the Company's outstanding common stock by:

o each person who is known by the Company to be the beneficial owner of five percent (5%) or more of Infinity's common stock;

o the Company's chief executive officer, its other executive officers, and each director as identified in the "Management-- Executive Compensation" section; and

o    all of the Company's directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of the Company's common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(1) The information below is based on the number of shares of the Company's common stock that it believes was beneficially owned by each person or entity as of September 10, 2010.

  TITLE OF CLASS       NAME AND ADDRESS OF    AMOUNT AND NATURE    PERCENT OF CLASS     AMOUNT AND      PERCENT OF
                        BENEFICIAL OWNER        OF BENEFICIAL      PRIOR TO MERGER      NATURE OF       CLASS AFTER
                                                OWNER PRIOR TO                          BENEFICIAL        MERGER
                                                  MERGER (1)                           OWNER AFTER
                                                                                        MERGER (2)
-------------------- ------------------------ ------------------- ------------------- --------------- ----------------
Common Restricted    Gregory H. Laborde,               2,957,250              45.17%       2,957,250            4.38%
                     Former President and
                     CEO, Director
                     (Beneficially through
                     GHL Group, Ltd.)

Common Restricted    Theodore A. Greenberg,            1,100,000              16.80%       1,100,000            1.63%
                     CFO, Former CIO,
                     Secretary and Director

Options              Pierce McNally,                     192,500                  0%         192,500               0%
                     Director (3)

Options              Conrad R. Huss, Former              173,500                  0%         173,500               0%
                     Director (3)


                                      -12-

  TITLE OF CLASS       NAME AND ADDRESS OF    AMOUNT AND NATURE    PERCENT OF CLASS     AMOUNT AND      PERCENT OF
                        BENEFICIAL OWNER        OF BENEFICIAL      PRIOR TO MERGER      NATURE OF       CLASS AFTER
                                                OWNER PRIOR TO                          BENEFICIAL        MERGER
                                                  MERGER (1)                           OWNER AFTER
                                                                                        MERGER (2)
-------------------- ------------------------ ------------------- ------------------- --------------- ----------------

Options              Ernest D. Chu, Former               147,500                  0%         147,500               0%
                     Director (3)

Common Restricted    Edward Dale,                              0                  0%      39,072,000           57.86%
                     President , CEO &
                     Director (4)

Common Restricted    Marillion Partnership                     0                  0%      37,224,000           55.12%
                     (4)

Common Restricted    Clinton Carey, COO &                      0                  0%       3,432,000            5.08%
                     Director

Common Restricted    Dan Raine                                 0                  0%      10,560,000           15.64%
                     (Beneficially through
                     Raine Ventures, LLC)

Common Restricted    Wulf Rehder                         415,758               6.35%         415,758           <1.00%

Common Restricted    All Directors and                 4,249,250              61.97%      46,753,750           68.95%
                     Executive Officers as
                     a Group (5 persons)
-----------------------

(1) At September 10, 2010, Infinity had 6,547,391 shares of its common stock issued and outstanding. Infinity had 600,000 options issued and outstanding, but the options are not included in this calculation as the Company considers them to be "out of the money" and does not expect the status to change in the next 60 days.

(2) As part of the reorganization agreement Infinity issued 60,984,000 shares to the shareholders of 30DC on a 13.2 for 1 basis. After the issuance of such shares, Infinity has 67,531,391 shares of common stock issued and outstanding. Infinity had 600,000 options issued and outstanding, but the options are not included in this calculation as Infinity considers them to be "out of the money" and does not expect the status to change in the next 60 days.

(3)  These directors hold options that are "out of the money."

(4) Mr. Edward Dale holds 1,848,000 shares of common stock directly. Mr. Dale holds 37,224,000 shares of common stock indirectly, through Marillion Partnership. Mr. Dale is a partner in Marillion Partnership and has the ability to vote such shares.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Included in this table are only those derivative securities with exercise prices that Infinity believes have a reasonable likelihood of being "in the money" within the next sixty days.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS

GHL Group, Ltd., a company affiliated with Gregory H. Laborde, was paid $28,383 during the year ended December 31, 2009. Mr. Laborde is the sole shareholder of GHL Group, Ltd. and was President, CEO of Infinity through September 10, 2010. He remains a director of Infinity.

During the year ended December 31, 2009, Theodore A. Greenberg, an officer and director of the Company, earned salary of $18,000. The compensation was accrued but not actually paid.

On September 15, 2009, the holders of Infinity notes totaling $125,000 foreclosed on collateral of 200,000 shares of Strategic Environmental owned by Infinity and 250,000 shares of Infinity pledged by GHL Group, Ltd., a company controlled by Gregory Laborde, a former Officer and a current director of the Infinity. On August 12, 2010, the Company entered into a Settlement Agreement and Mutual Release with the holders of these notes to pay the full balance due, accrued interests along with additional consideration of $6,250 in cash and 5,000 shares of Blackstar Energy Group, Inc. As part of the agreement the holders of the notes agreed to return 140,000 shares of Strategic Environmental back to the Company and 190,000 shares of Company stock back to GHL Group, Ltd.

On July 15, 2009, 30DC acquired the net assets making up the 30 Day Challenge from the Marillion Partnership and Edward Dale, an officer of 30DC. In exchange for the net assets, 30DC issued 2,820,000 shares of 30DC's common stock. The net assets include cash, accrued receivables and property and equipment, and outstanding liabilities consisting of accounts payable, accrued expenses and deferred revenues.

On July 15, 2009, 30DC acquired the net assets making up the Immediate Edge from Dan Raine, a founding shareholder of 30DC. In exchange for the net assets, 30DC issued 600,000 shares of 30DC's common stock to Mr. Raine. The net assets include cash and an outstanding liability consisted of deferred revenues.

In June 2009, 30DC entered into a three year executive services agreement with Ed Dale. The contact is noncancelable by either party for the initial two years and then with six months notice by either party for the duration of the contract. Cash remuneration under the contract is $250,000 per year. If in any year starting from the commencement date, revenues of 30DC, Inc. doubles then Mr. Dale will be due shares in 30DC, Inc. equal to 50% of cash remuneration as additional compensation.

In June 2009, 30DC entered into a three year consultancy agreement with Dan Raine. The contract is non-cancelable by either party for the first two years and with six months notice by either party for the duration of the contract. Cash remuneration under the contract is $250,000 per year. If in any year starting from the commencement date, revenues of 30DC doubles then Mr. Raine will be due shares in 30DC equal to 50% of cash remuneration as additional compensation payable in shares of 30DC.

On June 19, 2009, 30DC entered into a three-year Executive Services Agreement with Clinton Carey to serve as the Company's Chief Operating Officer. The contract is non-cancelable by either party for the first two years and with six months notice by either party for the duration of the contract. Cash remuneration under the contract is $200,000 per year. If in any year starting from the commencement date, revenues of 30DC doubles then Mr. Raine will be due shares in 30DC equal to 50% of cash remuneration as additional compensation payable in shares of 30DC.

The Immediate Edge paid commissions of $21,000 and $138,262 to Marillion Partnership during the years ended June 30, 2009 and 2008, respectively.

Dan Raine, received owner's distributions of $425,402 and $245,066 during the years ended June 30, 2009 and 2008, respectively from The Immediate Edge.

Edward Dale, received owner's distributions of $272,787 and $318,138 during the years ended June 30, 2009 and 2008, respectively from 30 Day Challenge.

In August, 2008, 30DC contracted with two consultants in connection with the acquisition and merger process which resulted in signing of the Agreement with Infinity. Compensation under both consulting agreements contingent on completion of the transaction with Infinity. Upon execution of the Agreement $250,000 (US) is owed to Jesselton, Ltd , a consulting firm which Mr. Carey, an officer and director of Infinity, is associated with and $250,000 (Australian) is owed to the other consultant.

                             SECTION 8 OTHER EVENTS

ITEM 8.01 OTHER EVENTS
----------------------

PRIVATE PLACEMENT MEMORANDUM

In August 2010, 30DC has issued a private placement memorandum ("PPM") seeking to raise a maximum of $3,000,000, at a price of $0.26 per unit for 11,538,462 units, if the $3,000,000 maximum is raised. Each unit consists of one restricted common share of stock of Infinity, a warrant exercisable, 90 days from the date of issuance, to purchase one restricted common share of Infinity with an exercise price of $0.37 per share and a warrant, exercisable for five years from the date of issuance, to purchase one restricted common share of Infinity for $0.50 per share. During the fiscal year ending June 30, 2010, 30DC received $501,590 under a prior PPM that had not closed; the funds were classified as interest free loans pending closing. Pursuant to an agreement with the subscribers, the $501,590 will become part of the August 2010 PPM. In addition, $162,500 was being held by an escrow agent to be released to 30DC upon both completion of the Agreement and the issuance of the audits of 30 Day Challenge and Immediate Edge for the fiscal years ending June 30, 2009 and 2008.

                   SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
-------------------------------------------

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The following is a complete list of financial statements filed as part of this Report.

     30 Day Challenge - Audited Financial Statements for the Years Ended June 30, 2009 and 2008

     Immediate Edge - Audited Financial Statements for the Years Ended June 30, 2009 and 2008

     30DC, Inc. Interim Condensed Financial statements for the nine months ended March 31, 2010 and 2009 will be filed in an amendment.

(B) PRO FORMA FINANCIAL INFORMATION. The following is a complete list of the pro forma financial statements filed as a part of this Report.

     Pro Forma Financial Statements Will be Filed in an Amendment.

                      30 DAY CHALLENGE FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2009 AND 2008

                                      INDEX


   PAGE 1   Report of Independent Registered Public Accounting Firm

   PAGE 2   Statements of Net Assets to be Sold

   PAGE 3   Statements of Revenue and Expenses and Comprehensive Income (Loss)

   PAGE 4   Statements of Changes in Net Assets

   PAGE 5   Statements of Cash Flows

   PAGE 6   Notes to the Financial Statements

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Owners
of 30 Day Challenge


We have audited the accompanying statements of net assets to be sold of 30 Day Challenge (the "Company") as of June 30, 2009 and 2008, and the related statements of revenue and expenses and comprehensive income (loss), changes in net assets and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 30 Day Challenge, as of June 30, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ MARCUM, LLP
New York, NY
September 21, 2010

                                30 DAY CHALLENGE
                      STATEMENTS OF NET ASSETS TO BE SOLD

                                                                                              June                June
                                                                                            30, 2009            30, 2008
                                                                                         ---------------     ---------------


Assets

Current Assets

         Cash                                                                            $       23,904      $        3,416
         Accrued Commissions Receivable                                                          35,309              18,392
                                                                                         ---------------     ---------------

                Total  current assets                                                            59,213              21,808
                                                                                         ---------------     ---------------

Property and Equipment, Net                                                                      99,373              77,249
                                                                                         ---------------     ---------------

                Total assets                                                             $      158,586      $       99,057
                                                                                         ===============     ===============


Liabilities and Net Assets to Be Sold

Current Liabilities

         Accounts Payable                                                                $      305,023      $            -
         Accrued Expenses and Refunds                                                            36,527                   -
         Deferred Revenue                                                                        23,683                   -
                                                                                         ---------------     ---------------

                Total current liabilities                                                       365,233                   -
                                                                                         ---------------     ---------------

                Total liabilities                                                               365,233                   -
                                                                                         ---------------     ---------------

Net Assets to Be Sold                                                                          (206,647)             99,057
                                                                                         ---------------     ---------------

Total Liabilities and Net Assets to Be Sold                                              $      158,586      $       99,057
                                                                                         ===============     ===============














     The accompanying notes are an integral part of the financial statements

                                30 DAY CHALLENGE
       STATEMENTS OF REVENUE AND EXPENSES AND COMPREHENSIVE INCOME (LOSS)


                                                                                           Year Ended
                                                                                            June 30,
                                                                                      2009             2008
                                                                                  -------------    -------------

Revenue

        Commissions                                                               $    781,610     $    557,688
        Seminars and Mentoring                                                         104,765          114,827
        Subscription Revenue                                                           144,185                -
                                                                                  -------------    -------------

                  Total Revenue                                                      1,030,560          672,515

Operating Expenses                                                                   1,011,027          364,974
                                                                                  -------------    -------------

Operating Income                                                                        19,533          307,541

Foreign Currency Loss                                                                  (17,232)         (15,020)
                                                                                  -------------    -------------

Revenue in Excess of Expenses                                                            2,301          292,521

Foreign Currency Translation Gain (Loss)                                               (35,218)          12,018
                                                                                  -------------    -------------

Comprehensive Income (loss)                                                       $    (32,917)    $    304,539
                                                                                  =============    =============
































     The accompanying notes are an integral part of the financial statements

                                30 DAY CHALLENGE
                       STATEMENTS OF CHANGES IN NET ASSETS


                                                                                 Accumulated
                                                                                   Other
                                                                                Comprehensive
                                                                Net Assets         Income             Total
                                                               --------------   -----------------   -------------
Balance - July 1, 2008                                         $    112,656     $             -     $   112,656

            Revenue in excess of expenses                           292,521                   -         292,521

            Foreign currency translation                                  -              12,018          12,018

            Distributions to Owner                                 (318,138)                  -        (318,138)
                                                               --------------   -----------------   -------------

Balance - June 30, 2008                                        $     87,039     $        12,018     $    99,057

            Revenue in excess of expenses                             2,301                   -           2,301

            Foreign currency translation                                  -             (35,218)        (35,218)

            Distributions to Owner                                 (272,787)                  -        (272,787)
                                                               --------------   -----------------    -----------

Balance - June 30, 2009                                        $   (183,447)    $       (23,200)    $  (206,647)
                                                               ==============   =================   =============

























     The accompanying notes are an integral part of the financial statements
                                      -4-

                                30 DAY CHALLENGE
                            STATEMENTS OF CASH FLOWS



                                                                                                  Year Ended
                                                                                           June 30,         June 30,
                                                                                             2009             2008
                                                                                         -------------    -------------


Cash Flows from Operating Activities:
     Revenues in excess of expenses                                                      $      2,301     $    292,521

     Changes in operating assets and liabilities
        Depreciation                                                                           42,688           58,390
        Accrued Commissions Receivable                                                        (19,787)         (18,392)
        Accounts Payable                                                                      305,022                -
        Accrued Expenses and Refunds                                                           36,527                -
        Deferred Revenue                                                                       23,683                -
                                                                                         -------------    -------------

                   Net cash provided by operating activities                                  390,434          332,519
                                                                                         -------------    -------------

Cash Flows from Investing Activities
        Purchases of Property and Equipment                                                   (74,542)         (16,871)
                                                                                         -------------    -------------

                   Net cash used in investing activitities                                    (74,542)         (16,871)
                                                                                         -------------    -------------

Cash Flows from Financing Activities
        Distributions to Owner                                                               (272,787)        (318,138)
                                                                                         -------------    -------------

                   Net cash used in financing activities                                     (272,787)        (318,138)
                                                                                         -------------    -------------

Effect of Foreign Exchange Rate Changes on Cash                                               (22,617)           1,501

Increase (Decrease) in Cash                                                                    20,488             (989)
Cash - Beginning of Year                                                                        3,416            4,405
                                                                                         -------------    -------------

Cash - End of Year                                                                       $     23,904     $      3,416
                                                                                         =============    =============















     The accompanying notes are an integral part of the financial statements
                                      -5-

                                30 DAY CHALLENGE
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
---------------------------------------------------------

On July 15, 2009,  Marillion  Partnership  of 69 Ardmillan  Road,  Moonee Ponds,
Victoria, Australia and Edward Wells Dale of 69 Ardmillan Road, Moonee Ponds, Victoria, Australia, (collectively the "Sellers"), completed the sale of the 30 Day Challenge (the "Business") to 30DC, Inc. (the "Purchaser"), a non-operating holding company, in consideration for the issuance of 2,820,000 Shares of Common Stock of the Purchaser. The Business was sold subject to specific liabilities which are included in the Statement of Net Assets To Be Sold. In conjunction with the Business sale was Purchaser's acquisition of the Business and Assets of the Immediate Edge, sold by the Dan Raine of Cheshire, United Kingdom. The acquisitions were pursuant to an agreement dated November 14, 2008. Mr. Dale and Mr. Raine were part of the founding group of shareholders of 30DC, Inc. and Mr. Dale is now Chief Executive Officer ("CEO") of 30DC, Inc.

The 30 Day Challenge offers Internet marketing services and related training that help Internet companies in operating their businesses. 30 Day Challenge offers an annual free Internet marketing course via the Internet and this audience forms the basis of the 30 Day Challenge customer base. The 30 Day
Challenge offers paid premium services including mentoring and live seminars taught by the 30 Day Challenge senior staff who are experts in the Internet marketing industry. The 30 Day Challenge also generates revenues from monthly subscription fees for access to additional Internet marketing content and from commissions on third party products sold via introduction to the 30 Day Challenge customer base which are referred to as affiliate marketing commissions. The Business' assets consist primarily of property and equipment and internally developed intangible property such as domain names, websites, customer lists, trademarks, copyrights and goodwill.

The Sellers maintain other business operations, these financial statements present only the assets and operations of the Business sold to the Purchaser.

The Purchaser entered into a three-year Executive Services Agreement commencing June 2009 with the chief executive officer for executive services providing for among other things, the payment of $250,000 in cash remuneration per year.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------

PROPERTY AND EQUIPMENT

Equipment is recorded at cost less accumulated depreciation and amortization. Maintenance and repairs are charged to operations as incurred. Asset and related accumulated depreciation amounts are relieved from the accounts for retirements or dispositions. Depreciation on equipment is computed using the straight-line method. Estimated useful lives of three to ten years are used for equipment, while leasehold improvements are amortized, using the straight line method, over the shorter of either their economic useful lives or the term of the leases.

                                30 DAY CHALLENGE
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2009


REVENUE RECOGNITION

The Business generally applies revenue recognition principles in accordance with AST Topic 605 "Revenue Recognition" ("ASC 605"). Accordingly revenue is generally recognized when persuasive evidence of an agreement exists, services have been rendered or product delivery has occurred, the selling price to the customer is fixed or determinable and collectability is reasonable assured.

The business generates revenues in three categories, (i) commissions, (ii) seminars & mentoring and (iii) subscriptions. Commissions are all affiliate marketing commissions generated when a customer is referred to a third-party via the Internet and the customer makes a purchase, which is paid for at the time of purchase. Revenue from commissions is recognized when the customer purchase is made from the third-party. Seminars and mentoring are educational in nature. Seminars are live events held in different cities throughout the world where customers will pay a fee to attend what is typically a three-day event. Seminar fees are paid in advance and classified as deferred revenue until the seminar is held. Mentoring services are offered over a period of time, typically a one-year period. Fees for mentoring are paid in advance and mentoring revenue is recognized ratably over the period of service. All subscription revenue is from monthly online subscriptions for information on Internet marketing. All subscriptions are paid in advance and subscription revenue is recognized ratably over the term of the subscription. Deferred revenue consists of the unearned portion of subscription payments, seminar fees and mentoring revenue as of the financial statement date. Deferred revenue was $23,683 and $-0- at June 30, 2009 and 2008 respectively.

FOREIGN CURRENCY TRANSLATION AND REMEASUREMENT

The financial statements of the Business are stated in foreign currencies, referred to as the functional currency. Under ASC 830 Foreign Currency Matters, functional currency assets and liabilities are translated into the reporting currency, US Dollars, using period end rates of exchange and the related translation adjustments are recorded as a separate component of accumulated other comprehensive income. Functional statements of operations amounts expressed in functional currencies are translated using average exchange rates for the respective periods. Remeasurement adjustments and gains or losses resulting from foreign currency transactions are recorded as foreign exchange gains or losses in the statement of operations.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and use assumptions that affect certain reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reported period. The Business evaluates all of its estimates on an on-going basis.

                                30 DAY CHALLENGE
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2009



RECENT ACCOUNTING PRONOUNCEMENTS

In February 2010, the FASB issued ASU 2010-09, "Subsequent Events (Topic 855) - Amendments to Certain Recognition and Disclosure Requirements." ASU 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement that an SEC filer disclose the date through which subsequent events have been evaluated. ASC 2010-09 was effective upon issuance.

In June 2009 the FASB issued ASC 810, formerly SFAS 167, "Amendments to FASB Interpretation No. 46(R)" (ASC 810). ASC 810 eliminates Interpretation 46(R)'s exceptions to consolidating qualifying special-purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a variable interest entity. ASC 810 also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity's status as a variable interest entity, a company's power over a variable interest entity, or a company's obligation to absorb losses or its right to receive benefits of an entity must be disregarded in applying Interpretation 46(R)'s provisions. The elimination of the qualifying special-purpose entity concept and its consolidation exceptions means more entities will be subject to consolidation assessments and reassessments. ASC 810 will be effective April 1, 2010. The adoption of this pronouncement is not expected to have a material impact on the Company's financial position and results of operations.

In August 2009, FASB issued Accounting Standards Update 2009-05 which includes amendments to Subtopic 820-10, Fair Value Measurements and Disclosures, Measuring Liabilities at Fair Value which applies to liabilities measured at fair value. The update provides clarification that in circumstances, in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update. The amendments in this Update clarify that a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability and also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The adoption of this standard is not expected to have a material impact on the Company's financial position and results of operations.

The FASB has published FASB Accounting Standards Update 2009-13, Revenue Recognition (Topic 605)-Multiple Deliverable Revenue Arrangements which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. Specifically, this guidance amends the criteria in Subtopic 605-25, Revenue Recognition-Multiple-Element Arrangements, for separating consideration in multiple-deliverable arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party

                                30 DAY CHALLENGE
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2009

evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method and also requires expanded disclosures. FASB Accounting Standards Update 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company's financial position and results of operations.

The FASB has issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. ASU 2010-06 amends Codification Subtopic 820-10 and now requires a reporting entity to use judgment in determining the appropriate classes of assets and liabilities and to provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, as this standard relates specifically to disclosures, the adoption will not have an impact on the Company's financial position and results of operations.

In March 2010, the FASB issued ASU No. 2010-17, Revenue Recognition-- Milestone Method (Topic 605): Milestone Method of Revenue Recognition. This standard provides that the milestone method is a valid application of the proportional performance model for revenue recognition if the milestones are substantive and there is substantive uncertainty about whether the milestones will be achieved. Determining whether a milestone is substantive requires judgment that should be made at the inception of the arrangement. To meet the definition of a substantive milestone, the consideration earned by achieving the milestone (1) would have to be commensurate with either the level of effort required to achieve the milestone or the enhancement in the value of the item delivered, (2) would have to relate solely to past performance, and (3) should be reasonable relative to all deliverables and payment terms in the arrangement. No bifurcation of an individual milestone is allowed and there can be more than one milestone in an arrangement. The new standard is effective for interim and annual periods beginning on or after June 15, 2010. The adoption of this standard is not expected to have a material impact on the Company's financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our consolidated financial statements upon adoption.

                                30 DAY CHALLENGE
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2009



NOTE 3.  RELATED PARTY TRANSACTIONS
-----------------------------------

30 Day Challenge earned commissions of $21,000 and $138,262 from the Immediate Edge during the years ended June 30, 2009 and 2008 respectively.

Subsequent to the financial statement period 30 Day Challenge and the Immediate Edge were both acquired by 30DC, Inc. The acquisitions were pursuant to an agreement dated November 14, 2008.

During the financial statement period, owner's distributions of $272,787 and $318,138 were paid during the years ended June 30, 2009 and 2008 respectively to the Sellers and entities affiliated with the Sellers.

NOTE 4.  PROPERTY AND EQUIPMENT
-------------------------------

Property and equipment consists of the following at June 30, 2009 and 2008:

                                                   2009                2008
                                              -------------       -------------

Computer and Audio Visual Equipment           $  282,326          $  239,761
Office equipment and Improvements                 32,806              38,874
                                              -------------       -------------
                                                 315,132             278,635
Less accumulated depreciation and
amortization                                    (215,759)           (201,386)
                                              -------------       -------------

                                              $   99,373          $   77,249
                                              =============       =============

Depreciation and amortization expense was $42,688 and $58,390 for the years ended June 30, 2009 and 2008, respectively.

Property, plant and equipment, net are stated in the functional currency of the Business and are translated to the reporting currency of the US Dollar at each period end. Accordingly property, plant and equipment, net are subject to change as a result of changes in foreign currency exchange rates.

NOTE 5.  INCOME TAXES
---------------------

The business was owned by a partnership and accordingly was not subject to income taxes. Each investor is responsible for the tax liability, if any, related to its proportionate share of the Partnership's taxable income. Accordingly, no provision for income taxes is reflected in the accompanying financial statements. The Managing Partner has concluded that the Partnership is a pass-through entity and there are no uncertain tax positions that would require recognition in the financial statements. If the partnership were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax

                                30 DAY CHALLENGE
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2009


liability would be reported as income taxes. The Managing Partner's conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulation and interpretations thereof as well as other factors.

In Australia, authorities may generally examine tax returns for four years from the date of filing and the current and prior four years remain subject to examination as of June 30, 2009.

NOTE 6.  REVENUE CONCENTRATION
------------------------------

For the year ended June 30, 2009 revenue from three customers exceeded 10% of total revenues; the individual amounts were approximately 16%, 19% and 11% for a total of approximately 46% of total revenues. For the year ended June 30, 2008 revenue from three customers exceeded 10% of total revenues; the individual amounts were approximately 32%, 21% and 12% for a total of approximately 65% of total revenues, One of these customers for the year ended June 30, 2008 was the Immediate Edge which is further described in Note 3.

NOTE 7.  COMMITMENTS
--------------------

In June 2009 30DC, Inc., which purchased the assets of the business and the assets of Immediate Edge on July 15, 2009, entered into three year executive services agreement with Ed Dale and Clinton Carey and a three year consultancy agreement with Dan Raine. The contacts are noncancelable by either party for the initial two years and then with six months notice by either party for the duration of the contract.

Cash remuneration under Mr. Dale and Mr. Raine's contracts is $250,000 per year and $200,000 under Mr. Carey's contract. If in any year starting from the commencement date, revenues of 30DC, Inc. doubles then a bonus equal to 50% of cash remuneration will be due in shares of 30DC, Inc. as additional compensation.

In the event of a change in control of 30DC, Inc. the cash remuneration for the remainder of the contract term will be immediately payable and an additional 50% bonus will be payable in shares of 30DC, Inc.

During the term of the agreement, Ed Dale, Clinton Carey and Dan Raine are prohibited from engaging in any other business activity that competes with 30DC, Inc. without written consent of the 30DC, Inc. board of directors and is required to spend all his normal working time on the business of 30DC, Inc.

NOTE 8.  SUBSEQUENT EVENTS
--------------------------

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the review, other than the items outlined below, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

                                30 DAY CHALLENGE
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2009


On July 15, 2009,  Marillion  Partnership  of 69 Ardmillan  Road,  Moonee Ponds,
Victoria, Australia and Edward Wells Dale of 69 Ardmillan Road, Moonee Ponds, Victoria, Australia, (collectively the "Sellers"), completed the sale of the 30 Day Challenge (the "Business") to 30DC, Inc . (the "Purchaser"), a non-operating holding company, in consideration for the issuance of 2,820,000 Shares of Common Stock of the Purchaser. The Business was sold subject to specific liabilities which are included in the Statement of Net Assets To Be Sold. In conjunction with the Business sale was Purchaser's acquisition of the Business and Assets of the Immediate Edge, sold by the Dan Raine of Cheshire, United Kingdom. The acquisitions were pursuant to an agreement dated November 14, 2008. Mr. Dale and Mr. Raine were part of the founding group of shareholders of 30DC, Inc. and Mr. Dale is now CEO of 30DC, Inc.

On September 10, 2010, shareholders of 30DC, Inc. exchanged 100% of their shares in 30DC, Inc. for 60,984,000 shares of Infinity Capital Group, Inc. ("Infinity"), a publicly traded over the counter company. 30DC, Inc. became a wholly owned subsidiary of Infinity Capital Group, Inc. which intends to change its name to 30DC, Inc. Holdings. After the share exchange, the former shareholders in 30DC, Inc. held slightly more than 90% of the outstanding shares in Infinity and the officers of 30DC, Inc. became the officers of Infinity. 30DC, Inc. had contracted with two consultants to advise on the process which resulted in completion of the share exchange. Compensation to the consultants was contingent on completion of the share exchange or a similar transaction. With completion of the share exchange, $250,000 is owed to Jesselton, Ltd., a consulting firm which Mr. Clinton Carey, Chief Operating Officer of 30DC, Inc. is associated with, and $250,000 Australian Dollars ($236,925 USD) is owed to the other consultant. The Company expects to pay these amounts partially in shares of the Company and partially in cash funds over a period of time.

In August 2010, 30DC, Inc. issued a private placement memorandum ("PPM") seeking to raise a maximum of $3,000,000 at a price of 26 cents per unit or 11,538,462 units if the $3,000,000 maximum is raised. Each unit consists of one common share of stock of Infinity, a warrant exercisable for 90 days from the date of issuance, to purchase one common share of Infinity with an exercise price of 37 cents and a warrant, exercisable for five years from the date of issuance, to purchase one common share of Infinity for 50 cents. During the fiscal year ending June 30, 2010, 30DC, Inc. received $501,590 under a prior PPM that had not closed; those funds were considered to be interest free loans pending closing. Pursuant to an agreement with the subscribers, the $501,590 will become part of the August 2010 PPM. In addition, $162,500 was being held by an escrow agent to be released to 30DC, Inc. upon both completion of the share exchange with Infinity and the issuance of the June 30, 2009 and 2008 audits of Immediate Edge and 30 Day Challenge with unqualified opinions.

                       IMMEDIATE EDGE FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2009 AND 2008

                                      INDEX


PAGE 1       Report of Independent Registered Public Accounting Firm

PAGE 2       Statements of Net Assets To Be Sold

PAGE 3       Statements of Revenue and Expenses

PAGE 4       Statements of Changes in Net Assets

PAGE 5       Statements of Cash Flows

PAGE 6       Notes to the Financial Statements

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Owner
of Immediate Edge


We have audited the accompanying statements of net assets to be sold of Immediate Edge (the "Company") as of June 30, 2009 and 2008, and the related statements of revenue and expenses, changes in net assets and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Immediate Edge, as of June 30, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ MARCUM, LLP
New York, NY
September 21, 2010

                                 IMMEDIATE EDGE
                       STATEMENTS OF NET ASSETS TO BE SOLD

                                                            June                June
                                                          30, 2009            30, 2008
                                                       ---------------     ---------------


Assets

Current Assets

         Cash and cash equivalents                     $        2,511      $        7,161
                                                       ---------------     ---------------

                Total  current assets                           2,511               7,161
                                                       ---------------     ---------------

                Total assets                           $        2,511      $        7,161
                                                       ===============     ===============


Liabilities and Net Assets to Be Sold

Current Liabilities

         Deferred Revenue                              $       22,725      $       10,402
                                                       ---------------     ---------------

                Total current liabilities                      22,725              10,402
                                                       ---------------     ---------------

                Total liabilities                              22,725              10,402
                                                       ---------------     ---------------

Net Assets to Be Sold                                         (20,214)             (3,241)
                                                       ---------------     ---------------

Total Liabilities And Net Assets to Be Sold             $       2,511      $        7,161
                                                       ===============     ===============

















     The accompanying notes are an integral part of the financial statements

                                 IMMEDIATE EDGE
                       STATEMENTS OF REVENUE AND EXPENSES


                                                      Year Ended
                                                       June 30,
                                                 2009             2008
                                             -------------    -------------

Revenue

        Subscription Revenue                 $    641,002     $    504,009
        Commissions                                20,946                -
                                             -------------    -------------

                  Total Revenue                   661,948          504,009

Operating Expenses                                253,519          251,873
                                             -------------    -------------

Revenue in Excess of Expenses                $    408,429     $    252,136
                                             =============    =============

























     The accompanying notes are an integral part of the financial statements

                                 IMMEDIATE EDGE
                       STATEMENTS OF CHANGES IN NET ASSETS


                                                     Year Ended
                                                      June 30,
                                               2009              2008
                                           -------------     -------------

Balance at beginning of year               $     (3,241)     $    (10,311)

Revenue in excess of expenses                   408,429           252,136

Owners distributions                           (425,402)         (245,066)
                                           -------------     -------------

Balance at end of year                     $    (20,214)     $     (3,241)
                                           =============     =============






















     The accompanying notes are an integral part of the financial statements

                                 IMMEDIATE EDGE
                            STATEMENTS OF CASH FLOWS


                                                                                Year Ended
                                                                       June 30,            June 30,
                                                                         2009                2008
                                                                     --------------     ---------------


Cash Flows from Operating Activities:
     Revenues in excess of expenses                                  $     408,429      $      252,136

     Changes in operating liabilities
        Deferred Revenue                                                    12,323              (3,466)
                                                                     --------------     ---------------

                   Net cash provided by operating activities               420,752             248,670
                                                                     --------------     ---------------

Cash Flows from Financing Activities
        Distributions to Owner                                            (425,402)           (245,066)
                                                                     --------------     ---------------

                   Net cash used for financing activities                 (425,402)           (245,066)
                                                                     --------------     ---------------

Increase (Decrease) in Cash                                                 (4,650)              3,604
Cash - Beginning of Year                                                     7,161               3,557
                                                                     --------------     ---------------

Cash - End of Year                                                   $       2,511      $        7,161
                                                                     ==============     ===============




















     The accompanying notes are an integral part of the financial statements

                                 IMMEDIATE EDGE
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
---------------------------------------------------------

On July 15, 2009, Dan Raine, Cheshire, United Kingdom,(the "Seller"), completed the sale of the Immediate Edge Business and Assets (the "Business") to 30DC, Inc. (the "Purchaser"), a non-operating holding company, in consideration for the issuance of 600,000 Shares of Common Stock of the Purchaser. Pursuant to the business and acquisitions agreement, the Business was sold free and clear of all Encumberances. In conjunction with the Business sale was the Purchaser's acquisition of the Business and Assets of 30 Day Challenge, sold by the Marillion Partnership in Victoria, Australia. The acquisitions were pursuant to an agreement dated November 14, 2008.

Since January, 2007 the Seller has operated the Business which primarily consists of online education and training in Internet marketing business techniques for which entrepreneurs and businesses pay a monthly subscription fee. Subscribers are from all over the world and each individual subscriber represents less than one-tenth of one percent of revenue. The Business' assets consist primarily of internally-developed intangible property such as domain names, websites, customer lists, trademarks, copyrights and goodwill. The Business has no fixed assets, inventory or other tangible assets.

The Seller maintains other business operations, these financial statements present only the assets and operations of the Business sold to the Purchaser.

The Purchaser entered into a three-year Consultancy Agreement with the Seller for consulting services providing for among other things, the payment of $250,000 in cash remuneration per year.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------

REVENUE RECOGNITION

The Business generally applies revenue recognition principles in accordance with The Accounting Standards Codification ("ASC") Topic 605 "Revenue Recognition" ("ASC 605"). Accordingly revenue is generally recognized when persuasive evidence of an agreement exists, services have been rendered or product delivery has occurred, the selling price to the customer is fixed or determinable and collectability is reasonable assured.

A customer enrolling for a subscription provides evidence that an agreement exists and the price is fixed at that time. All subscriptions are paid in advance and subscription revenue is recognized ratably over the term of the subscription as the service is provided. Deferred revenue consists of the unearned portion of subscription payments as of the financial statement date. Deferred revenue was $22,725 and $10,402 at June 30, 2009 and 2008 respectively.

                                 IMMEDIATE EDGE
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2009

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and use assumptions that affect certain reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reported period. The Company evaluates all of its estimates on an on-going basis.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2010, the FASB issued ASU 2010-09, "Subsequent Events (Topic 855) - Amendments to Certain Recognition and Disclosure Requirements." ASU 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement that an SEC filer disclose the date through which subsequent events have been evaluated. ASC 2010-09 was effective upon issuance.

In June 2009 the FASB issued ASC 810, formerly SFAS 167, "Amendments to FASB Interpretation No. 46(R)" (ASC 810). ASC 810 eliminates Interpretation 46(R)'s exceptions to consolidating qualifying special-purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a variable interest entity. ASC 810 also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity's status as a variable interest entity, a company's power over a variable interest entity, or a company's obligation to absorb losses or its right to receive benefits of an entity must be disregarded in applying Interpretation 46(R)'s provisions. The elimination of the qualifying special-purpose entity concept and its consolidation exceptions means more entities will be subject to consolidation assessments and reassessments. ASC 810 will be effective April 1, 2010. The adoption of this pronouncement is not expected to have a material impact on the Company's financial position and results of operations.

In August 2009, FASB issued Accounting Standards Update 2009-05 which includes amendments to Subtopic 820-10, Fair Value Measurements and Disclosures, Measuring Liabilities at Fair Value which applies to liabilities measured at fair value. The update provides clarification that in circumstances, in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update. The amendments in this Update clarify that a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability and also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The adoption of this standard is not expected to have a material impact on the Company's financial position and results of operations.

                                 IMMEDIATE EDGE
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2009

The FASB has published FASB Accounting Standards Update 2009-13, Revenue Recognition (Topic 605)-Multiple Deliverable Revenue Arrangements which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. Specifically, this guidance amends the criteria in Subtopic 605-25, Revenue Recognition-Multiple-Element Arrangements, for separating consideration in multiple-deliverable arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method and also requires expanded disclosures. FASB Accounting Standards Update 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company's financial position and results of operations.

The FASB has issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. ASU 2010-06 amends Codification Subtopic 820-10 and now requires a reporting entity to use judgment in determining the appropriate classes of assets and liabilities and to provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, as this standard relates specifically to disclosures, the adoption will not have an impact on the Company's financial position and results of operations.

In March 2010, the FASB issued ASU No. 2010-17, Revenue Recognition-- Milestone Method (Topic 605): Milestone Method of Revenue Recognition. This standard provides that the milestone method is a valid application of the proportional performance model for revenue recognition if the milestones are substantive and there is substantive uncertainty about whether the milestones will be achieved. Determining whether a milestone is substantive requires judgment that should be made at the inception of the arrangement. To meet the definition of a substantive milestone, the consideration earned by achieving the milestone (1) would have to be commensurate with either the level of effort required to achieve the milestone or the enhancement in the value of the item delivered, (2) would have to relate solely to past performance, and (3) should be reasonable relative to all deliverables and payment terms in the arrangement. No bifurcation of an individual milestone is allowed and there can be more than one milestone in an arrangement. The new standard is effective for interim and annual periods beginning on or after June 15, 2010. The adoption of this standard is not expected to have a material impact on the Company's financial position and results of operations.

                                 IMMEDIATE EDGE
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2009

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our consolidated financial statements upon adoption.

NOTE 3.  RELATED PARTY TRANSACTIONS
-----------------------------------

The Business paid commissions of $21,000 and $138,262 to Marillion Partnership during the years ended June 30, 2009 and 2008 respectively. During the financial statement period, Marillion Partnership was the owner of 30 Day Challenge.

Subsequent to the financial statement period 30 Day Challenge and the Business were both acquired by 30DC, Inc. The acquisitions were pursuant to an agreement dated November 14, 2008.

Dan Raine, the sole owner during the financial statement period, received owner's distributions of $425,402 and $245,066 during the years ended June 30, 2009 and 2008 respectively.

NOTE 4.  INCOME TAXES
---------------------

The Business was owned and operated by a sole proprietor. The owner is responsible for the tax liability, if any. Accordingly no provision for income taxes is reflected in the accompanying financial statements.

NOTE 5.  COMMITMENTS
--------------------

In June 2009, 30DC, Inc., which purchased the assets of the Business and 30 Day Challenge on July 15, 2009, entered into a three year consultancy agreement with Dan Raine and three year executive services agreements with Ed Dale and Clinton Carey. The contracts are noncancelable by either party for the first two years and with six months notice by either party after that.

Cash remuneration under Mr, Raine and Mr, Dale's contracts is $250,000 per year and Mr. Carey's $200,000 per year. If in any year starting from the commencement date, revenues of 30DC, Inc. doubles then a bonus equal to 50% of cash remuneration will be due in shares of 30DC, Inc. as additional compensation.

In the event of a change in control of 30DC, Inc. the cash remuneration for the remainder of the contract term will come due and an additional 50% bonus will be due in shares of 30DC, Inc.

During the term of the agreement, Dan Raine, Ed Dale and Clinton Carey are prohibited from engaging in any other business activity that competes with 30DC, Inc. without written consent of the 30DC, Inc. board of directors and is required to spend all his normal working time on the business of 30DC, Inc.

                                 IMMEDIATE EDGE
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 6.  SUBSEQUENT EVENTS
--------------------------

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the review, other than the items outlined below, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

On July 15, 2009, Dan Raine, Cheshire, United Kingdom,(the "Seller"), completed the sale of the Immediate Edge Business and Assets (the "Business") to 30 DC, Inc. (the "Purchaser"), a non-operating holding company, in consideration for the issuance of 600,000 Shares of Common Stock of the Purchaser. Pursuant to the business and acquisitions agreement, the Business was sold free and clear of all Encumberances. In conjunction with the Business sale was the Purchaser's acquisition of the Business and Assets of 30 Day Challenge, sold by the Marillion Partnership in Victoria, Australia. The acquisitions were pursuant to an agreement dated November 14, 2008.

On September 10, 2010, shareholders of 30DC, Inc. exchanged 100% of their shares in 30DC, Inc. for 60,984,000 shares of Infinity Capital Group, Inc. ("Infinity"), a publicly traded over the counter company. 30DC, Inc. became a wholly owned subsidiary of Infinity Capital Group, Inc. which intends to change its name to 30DC, Inc. Holdings. After the share exchange, the former shareholders in 30DC, Inc. held slightly more than 90% of the outstanding shares in Infinity and the officers of 30DC, Inc. became the officers of Infinity. 30DC, Inc. had contracted with two consultants to advise on the process which resulted in completion of the share exchange. Compensation to the consultants was contingent on completion of the share exchange or a similar transaction. With completion of the share exchange, $250,000 is owed to Jesselton, Ltd a consulting firm which Mr. Clinton Carey, Chief Operating Officer of 30DC, Inc. is associated with and $250,000 Australian Dollars is owed to the other consultant. The Company expects to pay these amounts partially in shares of the Company and partially in cash funds over a period of time.

In August 2010, 30DC, Inc. issued a private placement memorandum ("PPM") seeking to raise a maximum of $3,000,000 at a price of 26 cents per unit or 11,538,462 units if the $3,000,000 maximum is raised. Each unit consists of one common share of stock of Infinity, a warrant exercisable for 90 days from the date of issuance, to purchase one common share of Infinity with an exercise price of 37 cents and a warrant, exercisable for five years from the date of issuance, to purchase one common share of Infinity for 50 cents. During the fiscal year ended June 30, 2010, 30DC, Inc. received $501,590 under a prior PPM that had not closed; those funds were considered to be interest free loans pending closing. Pursuant to an agreement with the subscribers, the $501,590 will become part of the August 2010 PPM. In addition, $162,500 was being held by an escrow agent to be released to 30DC, Inc. upon both completion of the share exchange with Infinity and the issuance of the June 30, 2009 and 2008 audits of Immediate Edge and 30 Day Challenge with unqualified opinions.

         (D) EXHIBITS. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

 EXHIBIT NO.                          DESCRIPTION
------------      --------------------------------------------------------------
         2.1      Plan and  Agreement of  Reorganization  by and among  Infinity
                  Capital Group, Inc. and 30DC, Inc.**

         2.2      Immediate Edge Business and Assets Acquisition Agreement *

         2.3      30 Day Challenge Business and Assets Acquisition Agreement *

         3.1      Articles of Incorporation of 30DC, Inc.**

         3.2      Bylaws of 30DC, Inc.**

         10.1     Employment Agreement - Edward Dale, dated July 15, 2009*

         10.2     Employment Agreement - Clinton Carey, dated June 19, 2009*

         10.3     Consultancy Agreement - Dan Raine, dated July 15, 2009*

         16.1     Letter of Change in Certifying Accountant, dated September 21,
                  2010*

         23.1     Resignation of Larry  O'Donnell,  CPA, PC dated  September 21,
                  2010*


--------------------
* Filed Herewith.
** Filed as Exhibits to the Current Report on Form 8K filed with the SEC on September 10, 2010.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                  INFINITY CAPITAL GROUP, INC.


                                  By: /s/ Theodore A. Greenberg
                                     -------------------------------------------
                                  Theodore A. Greenberg, Chief Financial Officer
                                  Date: September 21, 2010































                                      -18-